Exhibit 99.1

News Release
Media Contacts
Aaron Bedy
BearingPoint
678-731-2841
aaron.bedy@bearingpoint.com
Investor Contact
Denise Stone
BearingPoint
973-214-9953
denise.stone@bearingpoint.com
For immediate release
BEARINGPOINT SIGNS DEFINITIVE AGREEMENT WITH PRICEWATERHOUSECOOPERS JAPAN FOR SALE OF JAPAN PRACTICE
McLean, Va., April 6, 2009 – BearingPoint, Inc. today announced that it has entered into a share sale agreement with PwC Advisory Co., Ltd. (PwC Japan), a PricewaterhouseCoopers firm operating in Japan, for the sale of BearingPoint’s business in Japan.
Under the terms of the agreement, PwC Japan will purchase BearingPoint’s Japan business through the purchase of all of the issued and outstanding shares of BearingPoint’s wholly-owned subsidiary operating in Japan. BearingPoint expects to generate cash of approximately $45 million in connection with the transaction, including approximately $38.4 million in cash for the shares and $6.7 million in cash from the repayment of intercompany charges owed by BearingPoint Japan to BearingPoint, subject to adjustment and closing conditions. The sale is expected to become effective on or before April 28, 2009. There can be no assurance that the transaction will be completed.
On March 23, 2009, the Company announced the planned sale of substantially all of its business to a number of parties, which the Company expects will result in modifications to its proposed plan of reorganization.
About BearingPoint, Inc.
BearingPoint, Inc. (OTCBB: BGPTQ) is one of the world’s largest providers of management and technology consulting services to Global 2000 companies and government organizations in more than 60 countries worldwide. Based in McLean, Va., the firm has approximately 15,000 employees focusing on the Public Services, Commercial Services and Financial Services industries. BearingPoint professionals have built a reputation for knowing what it

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takes to help clients achieve their goals, and working closely with them to get the job done. Our service offerings are designed to help our clients generate revenue, increase cost-effectiveness, manage regulatory compliance, integrate information and transition to “next-generation” technology. For more information, visit the Company’s Web site at www.BearingPoint.com.
Some of the statements in this press release constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, including, without limitation, certain statements regarding the Company’s restructuring process and the sale of the Company’s businesses. These statements are based on our current expectations, estimates and projections. Words such as “will,” “expects,” “believes” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events or our future financial performance that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include, without limitation: (i) the ability of the Company to continue as a going concern; (ii) the Company’s ability to obtain bankruptcy court approval with respect to the proposed sale transactions, if required, and changes to the restructuring plan; (iii) bankruptcy court rulings and the outcome of the Company’s Chapter 11 proceedings in general; (iv) the ability of the Company to consummate the proposed sale of its Japan business as well as enter into definitive agreements with respect to the sale of the rest of its businesses on favorable terms, if at all; (v) the ability of the Company to meet conditions precedent prior to the consummation of any sale transactions; (vi) the ability of third-parties to fulfill their obligations pursuant to sale agreements; and (vii) uncertainties related to the Company’s bankruptcy proceedings and those inherent in transactions involving the sale of the portions of the Company. As a result, these statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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